Exhibit 10.77

March 29, 2013

Stephen Tuck

[Personal ADDRESS]

Dear Stephen,

Your employment with Dynavax Technologies Corporation is terminated effective Friday, March 29, 2013, and you will receive your final pay through March 31, 2013 under our normal payroll cycle.

Pursuant to Section 2(c) of the Management Continuity and Severance Agreement between you and Dynavax you will receive:

(1) A lump-sum cash severance payment equal to six (6) months of your current annual base salary (less appropriate withholding deductions). Your severance check is enclosed. ;

(2) Six (6) months of COBRA Continuation paid by Dynavax, if you elect Cobra Continuation;

(3) An additional six (6) months of vesting of your stock options to purchase Dynavax’s Common Stock; and

(4) Ninety (90) days from date of termination to exercise vested options as provided in the Dynavax Technologies 2011 Stock Incentive Plan.

Group Insurance Benefits

Your group health benefits (medical, dental, vision, and EAP) will continue through March 31, 2013. You may elect to continue your benefits as outlined under the COBRA provisions. A separate letter along with other COBRA enrollment forms will be sent to you by InfiniSource, our COBRA administrator.

If you waived benefits coverage, you will not receive a COBRA package from InfiniSource.

Your group life insurance benefits (basic life, accidental death & dismemberment, long-term care, business travel accident insurance) and short and long term disability coverage will terminate on your last day of employment, March 31, 2013. If you want to convert any of these insurance benefits, please refer to the “Benefits Information for Departing Staff in your packet.

If you and Dynavax engage in a consulting agreement, you will receive the following additional benefits upon signing a General Release:

•	An additional 6 months of COBRA Continuation paid by Dynavax;

•

Continued vesting of your options, which will convert from ISO to Nonqualified status upon your transition to a consultant, and you will receive the six months additional vesting as reflected above in #3 on September 30, 2013;

•	Your exercise period will be extended from 90-days to 12 months from the end of your consulting agreement with the Company; and

•	3-months executive outplacement service with a firm selected by Dynavax.

Stephen, if you have any questions regarding your separation benefits, please call me at 510-665-4604.

Sincerely,

/s/ Cecilia Vitug
Cecilia Vitug
Vice President, Human Resources